SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): June 12, 2002


                        CHIEF CONSOLIDATED MINING COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


             ARIZONA                      001-01761              87-0122295
  (STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)


         15988 SILVER PASS ROAD, P.O. BOX 51
                    EUREKA, UTAH                                    84628
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


       Registrant's telephone number, including area code: (435) 433-6606

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On June 12, 2002, the Board of Directors of Chief terminated Arthur Andersen LLP as Chief's independent public accountants. Additionally, on June 12, 2002, Chief engaged Hansen Barnett & Maxwell as its a new independent public accountant to review Chief's financial statements for its fiscal quarters ending March 31, 2002, June 30, 2002 and September 30, 2002 and audit the financial statements of the Company for the fiscal year 2002. The Board of Directors recommended and approved the decision to terminate Andersen and to engage Hansen.

         Andersen's reports on the consolidated financial statements of Chief and its subsidiaries for the two most recent fiscal years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During Chief's two most recent fiscal years ended December 31, 2001 and 2000 and the subsequent interim period through June 12, 2002, there were no disagreements between Chief and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on Chief's consolidated financial statements for such years.

         Chief will provide a copy of the foregoing disclosures to Andersen no later than the date of filing of this report. A copy of the Andersen letter as required by Item 304(a)(3) of Regulation S-B will be filed as an exhibit to an amendment of this report on Form 8-K within 10 days of the date of filing of this report.

ITEM 7(c)         EXHIBITS

To be filed within 10 days of this filing pursuant to Item 304(a)(3) of Regulation S-K.

                            (signature page follows)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHIEF CONSOLIDATED MINING COMPANY



Date:  June 18, 2002                           By:  /s/ John Henderson
                                                    ---------------------------
                                               John Henderson,
                                               Secretary and Treasurer